Exhibit 10.28

Trademark License Agreement

This Trademark License Agreement (“Agreement”), dated as of June 24, 2024, is by and between NIDAR INFRASTRUCTURE LIMITED (“Licensee”) and MR. DARSHAN HIRANANDANI (“Licensor”) (collectively, the “Parties,” or each, individually, a “Party”).

WHEREAS, Licensee is engaged in the business of operating and maintaining data centers and providing related services, and natural evolutions thereof (the “Business”);

WHEREAS, Licensor owns rights in and to the name and logo “Yotta”, including the registrations and applications set forth on Schedule 1, and may obtain additional rights in and to such name and other marks confusingly similar thereto (“Licensed Marks”); and

WHEREAS, Licensee has been using the Licensed Marks pursuant to permission from the Licensor and the parties have agreed to record the grant to Licensee of the license to use the Licensed Marks, to facilitate Licensee’s conduct of the Business.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.            License.

1.1            License Grant. Subject to the terms and conditions of this Agreement, Licensor hereby grants to Licensee, and to all Affiliates of Licensee, an exclusive (solely in connection with the Business), perpetual (subject to Section 10.2 and Section 10.3), fee-bearing (pursuant to Section 5), non-transferable (except in accordance with Section 11), non-sublicensable (except in accordance with Section 1.3) license to use and reproduce the Licensed Marks in connection with the conduct of the Business. An “Affiliate” of an entity means any other entity that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such entity, and “control” (including as used in the terms “controlled by” and “under common control with”) means the ownership, beneficially or of record, of more than fifty percent (50%) of the voting securities of an entity or the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of an entity, whether through ownership of voting securities, by contract or otherwise (including Lightpath Data Services Private Limited).

1.2            Reservation of Rights. Licensor hereby reserves all rights not expressly granted to Licensee under this Agreement and Licensee shall not use the Licensed Marks outside the scope of the license granted in Section 1.1 or as otherwise permitted under applicable law.

1.3            Sublicensing. Licensee and its Affiliates may only sublicense its and their right to use the Licensed Marks set forth in Section 1.1 to service providers for use on behalf of Licensee or its Affiliates, as applicable, and subject to written restrictions on use of the Licensed Marks and quality control provisions, in each case, that are as restrictive as those set forth herein. Licensee hereby acknowledges and agrees that it shall be liable for all acts and omissions of any of its Affiliates and any sublicensee.

1.4            Waiver and Acknowledgement. The License shall be deemed to be effective from July 18, 2019 (the “Effective Date”). The Licensor agrees and acknowledges that the Licensee and its Affiliates, with the consent of the Licensor, have been using the Licensed Marks from the Effective Date until the date of this Agreement, without the obligation to pay any license fee or royalty or any other similar amounts to the Licensor in connection with the use of the Licensed Marks by the Licensee and its Affiliates and joint venture partners and the reciprocal obligations shall constitute sufficient consideration for the license to use the Licensed Trademarks during such period. The Licensor acknowledges and confirms that he has no claims in connection with the subsisting use of the Licensed Marks by the Licensee and its Affiliates from the Effective Date until the date of this Agreement.

2.            Quality Control.

2.1            Quality Standards. Licensee acknowledges that it is familiar with the standards and reputation for quality symbolized by the Licensed Marks as of the Effective Date, and Licensee shall, at all times, and shall cause its Affiliates to, conduct the Business and use the Licensed Marks in a manner at least consistent with such quality standards, or any other reasonable quality standards agreed upon by the Parties in good faith, and reputation, in all material respects.

2.2            Licensor’s Quality Control. Licensor may exercise quality control over uses of the Licensed Marks under this Agreement to maintain the validity of the Licensed Marks and protect the goodwill associated therewith. Licensee hereby grants, and shall cause its Affiliates to grant, to Licensor and its representatives the right to conduct audits (no more than once per year, during reasonable business hours and upon reasonable notice) of Licensee’s and its Affiliates’ books, records, and other materials in Licensee’s possession or control with respect to the subject matter of this Agreement (for the avoidance of doubt, including any documents, products, and services offered by Licensee or its Affiliates bearing any of the Licensed Marks) solely to determine Licensee’s compliance with the terms of this Agreement.

2.3            Restrictions on Use. In connection with the use of the Licensed Marks under this Agreement, Licensee shall, and shall cause its Affiliates to, materially comply with all applicable laws; provided that, for purposes of the foregoing, the cure period under Section 10.2(a) shall be tolled in the event of any dispute with a governmental authority related to compliance with applicable laws until resolution of such dispute. Licensee shall not, and shall cause its Affiliates to not, and each of the foregoing shall not cause or permit any other person at its direction or control to:

(a)            use or display the Licensed Marks or any variation thereof or any mark confusingly similar thereto to indicate an endorsement by Licensor or use any Licensed Mark to imply an endorsement of a point of view, opinion or position that can be attributed to Licensor;

(b)            grant or attempt to grant any liens, security interests, or other encumbrances in, to, or under any Licensed Mark without Licensor’s prior written consent (not to be unreasonably withheld, conditioned, or delayed); or

(c)            take, omit to take, or permit any action which will or may dilute the Licensed Mark or tarnish or bring into disrepute the reputation of or goodwill associated with the Licensed Mark or Licensor, or which will invalidate any registration of the Licensed Mark.

2.4            Business Names and Domain Names. Without Licensor’s prior written consent (not to be unreasonably withheld, conditioned, or delayed), Licensee shall not use, apply for registration of, or register any corporate name or domain name using or otherwise incorporating any Licensed Mark (or any mark confusingly similar thereto), individually or in combination, other than any corporate name or domain names used by the Business as of the Effective Date.

2.5            Trademark Notices. Licensee shall, and shall cause its Affiliates to, ensure that all products and services sold or otherwise commercially offered by Licensee and its Affiliates, as applicable, and all related quotations, specifications, and descriptive literature, and all other materials, in each case carrying the Licensed Mark, be marked with the appropriate trademark notices in accordance with Licensor's reasonable written instructions and, in all cases, consistent with the quality standards set forth in Section 2.1.

2.6            Restrictions on the Licensor. The Licensor agrees and undertakes that the Licensor shall not from the date of this Agreement:

(a)            transfer, assign, sell, create a lien on or in any manner encumber the Licensed Marks in favor of any person (a “Transfer”), unless, subject to Section 11, such person agrees in writing to assume all of the Licensor’s obligations under this Agreement with respect to the applicable Licensed Marks. Subject to Section 11, any Transfer will be subject to Licensee’s rights under this Agreement; or

(b)            use the Licensed Marks in connection with the conduct of the Business, and, subject to the terms of this Agreement, the Licensee and its Affiliates shall have the sole, exclusive and absolute right to use the Licensed Marks in connection with the conduct of the Business.

3.            Ownership and Protection of the Licensed Marks.

3.1            Acknowledgment of Ownership. Licensee acknowledges that Licensor owns and, except for the rights granted to Licensee herein, will retain all right, title, and interest in and to the Licensed Marks. All use by Licensee, its Affiliates or either of their sublicensees of the Licensed Marks, and all goodwill accruing therefrom, will inure solely to the benefit of Licensor.

3.2            Registration and Maintenance. Licensor shall, at Licensee’s sole expense, take all steps necessary to maintain the existing registrations of the Licensed Mark and all reasonable steps to prosecute any applications of the Licensed Marks. Licensee shall provide, at Licensor's request and at Licensee’s sole expense, all necessary assistance with such maintenance and prosecution.

3.3            Enforcement.

(a)            Each Party shall promptly notify the other Party of any actual or potential infringement, counterfeiting, or other unauthorized use of the Licensed Marks by any other person or entity (an “Infringement”) of which such first Party becomes aware related to the Business.

(b)            Licensor shall have the first right, in its discretion, to enforce its rights in any of the Licensed Marks related to the Business.

(c)            Notwithstanding the foregoing, if within ninety (90) days following either Party’s receipt of a notice provided under Section 3.3(a), Licensor does not initiate legal action with respect to any Infringement, or if Licensor subsequently decides not to proceed with any such action, then Licensee shall have the right, but no obligation, to bring or take any such action as it determines is necessary in its reasonable discretion to halt any such Infringement and to control the conduct of such enforcement action; provided, that, Licensee may not settle or otherwise resolve any such action in a manner that would impact Licensor’s rights in the Licensed Marks or otherwise bind Licensor or any of its assets without the prior written consent of Licensor.

(d)            The Party taking action against any alleged Infringement in accordance with this Section 3.3 (the “Enforcing Party”) shall be responsible for the expenses of such enforcement action, including attorneys’ fees, and the other Party shall provide such assistance as may be reasonably requested by the Enforcing Party, at the Enforcing Party’s expense, in connection with any such enforcement action (including being joined as a party to such action as necessary to establish standing). Any monetary recovery resulting from such enforcement action shall first be used to pay the legal expenses of the Enforcing Party and then to reimburse any legal expenses incurred by the other Party in cooperating in such action as requested by the Enforcing Party, and any remaining amounts shall belong solely to the Enforcing Party.

4.            Recordation of License. Licensor grants Licensee permission to make all filings, at its own expense, to record this Agreement and the Licensee as a Registered User with the Trade Marks Registry of India and the Office of the Controller General of Patents, Designs and Trade Marks, the United States Patent and Trademark Office, and in the corresponding offices or agencies in any and all countries where it may be required under applicable law, including as a prerequisite to enforcement of the Licensed Marks or enforceability of this Agreement in the courts of such countries. Such recordals shall be renewed from time to time and the Licensor shall provide reasonable assistance as requested by Licensee in writing, including by issuance of powers of attorney or letters of authority, as may be required to complete such recordals or renewals as the case may be.

5.            License Fee; Payment Terms; Taxes.

5.1            License Fee. In consideration for the license granted herein, Licensee shall from the date of this Agreement pay to Licensor all reasonable expenses of Licensor incurred in connection with business of Licensee, including its subsidiaries worldwide, and the prosecution and maintenance of the Licensed Marks (including, but not limited to, travelling, conveyance, lodging, boarding, business development and expenses in connection therewith). Licensor shall submit invoices for the foregoing expenses to Licensee and, upon such submission, such undisputed invoices shall be considered due hereunder. For the first five (5) years following the Closing Date (as defined in that certain Agreement and Plan of Merger, dated as of the date hereof, by and among Licensee, Yotta Data and Cloud Limited, and Cartica Acquisition Corp (the “Merger Agreement”)), Licensee shall not pay an additional license fee (beyond, for the avoidance of doubt, the expenses described in the prior sentences) to Licensor for the use of the Licensed Marks. After such five (5) year period, the board of directors of the Licensee shall reassess the payment and necessity of any additional license fee.

5.2            Payment Terms. All undisputed fees payable under this Agreement must be paid within ninety (90) days of becoming due by wire transfer to a bank account to be designated in writing by Licensor. All fees payable under this Agreement must be paid in United States Dollars (USD/$).

5.3            Taxes. All fees payable under this Agreement are exclusive of taxes including Value Added Tax (or similar tax) and must be paid free and clear of all deductions and withholdings whatsoever, unless the deduction or withholding is required by applicable law. If any deduction or withholding is required by applicable law, Licensee shall (a) pay to Licensor such sum as will, after the deduction or withholding has been made, leave Licensor with the same amount as it would have been entitled to receive in the absence of any such requirement to make a deduction or withholding, and (b) within five (5) business days of making the deduction or withholding, provide a statement in writing showing the gross amount of the payment, the amount of the sum deducted and the actual amount paid.

6.            Representations and Warranties.

6.1            Mutual Representations and Warranties. Each Party represents and warrants to the other Party that:

(a)            it has the full right, power, and authority to enter into this Agreement and to perform its obligations hereunder;

(b)            the execution of this Agreement by its representative whose signature is set forth at the end hereof has been duly authorized by all necessary corporate action of such Party; and

(c)            when executed and delivered by such Party, this Agreement shall constitute the legal, valid, and binding obligation of such Party, enforceable against such Party in accordance with its terms.

6.2            Licensee Representation and Warranty. Licensee represents and warrants to Licensor that it is duly organized, validly existing and in good standing as a corporation or other entity as represented herein under the laws of its jurisdiction of incorporation or organization.

6.3            Licensor Representations and Warranties. Licensor represents and warrants to Licensee that:

(a)            it is the exclusive owner of the Licensed Marks;

(b)            all issued registrations set forth on Schedule 1 are valid and in full force and effect;

(c)            there is no pending, or, to the knowledge of Licensor in the past three (3) years, threatened in writing litigation, opposition, or other claim or proceeding challenging the validity, enforceability, ownership, or use of any Licensed Mark; and

(d)            to the knowledge of Licensor, no third party is infringing, or has in the past three (3) years infringed upon, any Licensed Mark;

provided that, any recovery for any Losses related to a breach of any of the foregoing clauses (a) through (d) shall be sought pursuant to, and subject to the terms of, the Merger Agreement as if such representations and warranties were made therein.

7.            Confidentiality. Each Party (the “Receiving Party”) acknowledges that in connection with this Agreement it will gain access to information that is treated as confidential by the other Party (the “Disclosing Party”), including, in the case of Licensor as the Receiving Party, information about Licensee’s business operations and strategies, goods and services, customers, pricing, marketing, and other sensitive and proprietary information (collectively, the “Confidential Information”). For clarity, any information that is made available in connection with an audit will be deemed to be the Confidential Information of Licensee. Confidential Information shall not include information that, at the time of disclosure: (a) is or becomes generally available to and known by the public other than as a result of, directly or indirectly, any breach of this Section 7 by the Receiving Party; (b) is or becomes available to the Receiving Party on a non-confidential basis from another person or entity, provided that such person or entity is not and was not prohibited from disclosing such information; or (c) was known by or in the possession of the Receiving Party prior to being disclosed by or on behalf of the Disclosing Party; or (d) is required to be disclosed by applicable law, including pursuant to the terms of a court order; provided that the Receiving Party has given the Disclosing Party prior written notice of such disclosure and an opportunity to contest such disclosure and to seek a protective order or other remedy. The Receiving Party shall: (x) protect and safeguard the confidentiality of the Disclosing Party’s Confidential Information with at least the same degree of care as the Receiving Party would protect its own Confidential Information, but in no event with less than a commercially reasonable degree of care; (y) not use the Disclosing Party’s Confidential Information, or permit it to be accessed or used, for any purpose other than to exercise its rights or perform its obligations under this Agreement; and (z) not disclose any such Confidential Information to any person or entity, except to the Receiving Party’s officers, employees, consultants, accountants, and legal advisors who are bound by written confidentiality obligations and have a need to know the Confidential Information to assist the Receiving Party, or act on its behalf, to exercise its rights or perform its obligations under this Agreement. The confidentiality obligations set forth herein shall survive any termination of any Agreement with respect to any Confidential Information so long as it constitutes Confidential Information hereunder.

8.            Indemnification.

8.1            Indemnification. Licensee shall indemnify, defend, and hold harmless Licensor and its Affiliates, officers, employees, agents, representatives, successors, and assigns (each, an “Licensor Indemnified Party”), from and against all Losses arising out of or in connection with any third party claim, suit, action, or proceeding (each, a “Third-Party Claim”) to the extent relating to any actual or alleged (a) breach by Licensee of any representation, warranty, covenant, or obligation under this Agreement; or (b) Licensee’s, any of its Affiliates’ or any of their respective sublicensees’ exercise of the rights granted under this Agreement, including any product liability claim or infringement, dilution or other violation of any intellectual property rights relating to the manufacture, promotion, advertising, distribution or sale of any products or services; provided that, the foregoing clause (b) shall not apply to the extent such Third Party Claim relates to (i) any act or omission of Licensee or any of its Affiliates or their respective sublicensees substantially similar to acts or omissions of Licensee or any of its Affiliates or their respective sublicensees in connection with the Business prior to the date of this Agreement, or (ii) any claim or allegation that the Licensed Marks are infringing, diluting, or otherwise violating any intellectual property rights of any third party. Licensor shall indemnify, defend, and hold harmless Licensee and its Affiliates, officers, employees, agents, representatives, successors, and assigns (each, an “Licensee Indemnified Party”), from and against all Losses arising out of or in connection with any Third-Party Claim to the extent relating to any actual or alleged breach by Licensor of any representation, warranty, covenant, or obligation under this Agreement. “Losses” means losses, damages, liabilities, deficiencies, claims, actions, judgments, settlements, interest, awards, penalties, fines, costs, or expenses of whatever kind, including reasonable attorneys’ fees and the cost of enforcing any right to indemnification hereunder and the cost of pursuing any insurance providers (in each case, whether direct, indirect, or consequential, and including any economic loss or other loss of profits, business, or goodwill).

8.2            Indemnification Procedures. The Licensor Indemnified Party or the Licensee Indemnified Party, as applicable (each, an “Indemnified Party”) shall promptly notify Licensee or Licensor, as applicable (the “Indemnifying Party”) upon becoming aware of a Third-Party Claim under this Section 8. The Indemnifying Party shall promptly assume control of the defense and investigation of such Third-Party Claim, with counsel reasonably acceptable to the Indemnified Party, and the Indemnified Party shall reasonably cooperate with the Indemnifying Party in connection therewith, in each case at the Indemnifying Party’s sole cost and expense. The Indemnified Party may participate in the defense of such Third-Party Claim, with counsel of its own choosing and at its own cost and expense. The Indemnifying Party shall not settle any such Third-Party Claim without such Indemnified Party's prior written consent (which consent shall not be unreasonably withheld, conditioned, or delayed). If the Indemnifying Party fails or refuses to assume control of the defense of such Third-Party Claim, the Indemnified Party has the right, but no obligation, to defend against such Third-Party Claim, including settling such Third-Party Claim after giving notice to the Indemnifying Party, in each case in such manner and on such terms as the Indemnified Party may deem appropriate. Neither the Indemnified Party's failure to perform any obligation under this Section 8.2 nor any Indemnified Party's act or omission in the defense or settlement of any such Third-Party Claim will relieve the Indemnifying Party of its obligations under this Section 8.2, including with respect to any Losses, except to the extent that the Indemnifying Party can demonstrate that it has been materially prejudiced as a result thereof.

9.            Limitation of Liability; Disclaimers.

9.1            Limitation of Liability. To the fullest extent permitted by applicable Law, neither party shall be liable to the other party for any consequential, incidental, indirect, exemplary, special, punitive, or enhanced damages, or for any loss of actual or anticipated profits (regardless of how these are classified as damages), whether arising out of breach of contract, tort (including negligence), or otherwise (including the entry into, performance, or breach of this Agreement), regardless of whether such damage was foreseeable and whether either party has been advised of the possibility of such damages. The foregoing limitations shall not apply to EITHER PARTY’S indemnification obligations under SECTION 8. This Section 9.1 will not apply to any consequential, incidental or indirect damages (BUT, IN EACH CASE, EXCLUDING exemplary, special, punitive, or enhanced damages), or loss of actual or anticipated profits, to the extent such damages or losses are related to the reputation or goodwill of the Licensed Marks; provided that Licensee’s and its Affiliates’ aggregate liability for such damages and losses will not exceed $10,000,000.

9.2            Disclaimer of Representations and Warranties. Except as expressly set forth in this Agreement, nothing in this Agreement constitutes any representation or warranty by Licensor that:

(a)            any Licensed Mark is valid;

(b)            any Licensed Mark (if an application) shall proceed to grant or, if granted, shall be valid; or

(c)            the exercise by Licensee of rights granted under this Agreement will not infringe the rights of any person.

10.            Term and Termination.

10.1            Term. This Agreement begins on the Effective Date and will remain in force unless terminated pursuant to Section 10.2 or Section 10.3.

10.2            Termination by Licensor. Licensor may terminate this Agreement immediately on written notice to Licensee if:

(a)            Licensee materially breaches this Agreement and (if such breach is curable) fails to cure such breach within thirty (30) days of being notified in writing to do so; or

(b)            Licensee (i) becomes insolvent or admits its inability to pay its debts generally as they become due; (ii) becomes subject, voluntarily or involuntarily, to any proceeding under any domestic or foreign bankruptcy or insolvency law, which is not fully stayed within seven (7) business days or is not dismissed or vacated within forty-five (45) days after filing; (iii) is dissolved or liquidated or takes any corporate action for such purpose; (iv) makes a general assignment for the benefit of creditors; or (v) has a receiver, trustee, custodian, or similar agent appointed by order of any court of competent jurisdiction to take charge of or sell any material portion of its property or business; or

(c)            Licensee challenges, or assists any third party in challenging, the validity of Licensor’s ownership of the Licensed Marks.

10.3            Termination by Licensee. Licensee may terminate this Agreement at any time without cause, and without incurring any additional obligation, liability, or penalty, by providing at least ninety (90) days’ prior written notice to Licensor. Additionally, Licensee may terminate this Agreement immediately on written notice to Licensor if:

(a)            Licensor materially breaches this Agreement and (if such breach is curable) fails to cure such breach within thirty (30) days of being notified in writing to do so; or

(b)            Licensor (i) becomes insolvent or admits its inability to pay its debts generally as they become due; (ii) becomes subject, voluntarily or involuntarily, to any proceeding under any domestic or foreign bankruptcy or insolvency law, which is not fully stayed within seven (7) business days or is not dismissed or vacated within forty-five (45) days after filing; (iii) is dissolved or liquidated or takes any corporate action for such purpose; (iv) makes a general assignment for the benefit of creditors; or (v) has a receiver, trustee, custodian, or similar agent appointed by order of any court of competent jurisdiction to take charge of or sell any material portion of its property or business.

10.4            Effect of Termination. Upon the termination of this Agreement, subject to Section 10.5:

(a)            Licensee, its Affiliates and either of their sublicensees shall cease all use of the Licensed Marks;

(b)            Licensee shall cancel, or shall cooperate with Licensor in the cancellation of, any licenses recorded pursuant to this Agreement and shall execute such documents and do all acts and things as may be necessary to effect such cancellation;

(c)            all sublicenses that have been granted by Licensee shall automatically and immediately terminate; and

(d)            each Party shall, at the option of the other Party, promptly destroy or permanently delete any Confidential Information of such other Party and certify in writing such destruction or deletion (except for any Confidential Information that such first Party is required to retain under applicable law; provided that such first Party shall only retain such Confidential Information for such purpose).

Neither Party shall be liable to the other Party for damages of any kind solely as a result of terminating this Agreement in accordance with Section 10.2 or Section 10.3.

10.5            Wind-Down. Notwithstanding anything to the contrary in this Agreement, upon any termination of this Agreement (except termination by Licensor pursuant to Section 10.2(a)), Licensee, its Affiliates, and either of their sublicensees may continue to exercise the rights and licenses set forth in Section 1 in accordance with the terms and conditions of this Agreement for transitional purposes: (a) during the one (1)-year period following the effective date of such termination, and (b) as reasonably required pursuant to any governmental obligations; provided that, such entity shall use its commercially reasonable efforts to cease, and cause its sublicensees to cease, using the Licensed Marks as promptly as reasonably practicable.

10.6            Survival. The rights and obligations of the Parties set forth in Section 7 (Confidentiality), Section 8 (Indemnification), and Section 9 (Limitation on Liability; Disclaimers), and the provisions of Section 1 (License) and Section 12 (General Provisions) (excluding Section 12.1), and any right, obligation, or required performance of the Parties in this Agreement which, by its express terms or nature and context is intended to survive termination or expiration of this Agreement, will survive any such termination or expiration.

11.            Assignment. Licensee may not assign or otherwise transfer any of its rights or obligations under this Agreement, other than (a) to one of its Affiliates, (b) in connection with the transfer or sale of all or substantially all of the Business, or (c) in the event of Licensee’s merger, consolidation, change in control or other similar transaction, without Licensor’s prior written consent. Licensor may not assign or otherwise transfer any of its rights or obligations under this Agreement without Licensee’s prior written consent, other than in connection with a transfer or sale of any of the Licensed Marks; provided that, (i) any such assignment or transfer of rights or obligations under this Agreement shall only be permitted with respect to the applicable Licensed Marks that are sold or transferred and (ii) Licensor shall ensure that the transferee shall license the applicable Licensed Trademarks that are sold or transferred to the Licensee on terms that are substantially similar to terms set out under this Agreement. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. Any attempted assignment in violation of the terms of this Section 11 shall be null and void, ab initio.

12.            General Provisions.

12.1            Amendments. This Agreement may be amended or modified in whole or in part, only by an agreement in writing executed by each of the Parties in the same manner as this Agreement and which makes reference to this Agreement.

12.2            Independent Contractors. The relationship between the Parties is that of independent contractors. Nothing contained in this Agreement will be construed as creating any agency, partnership, joint venture, or other form of joint enterprise, employment, or fiduciary relationship between the Parties, and neither Party has authority to contract for or bind the other Party in any manner whatsoever.

12.3            No Third-Party Beneficiaries. Except for the right of Licensor’s Affiliates, officers, employees, agents, representatives, successors, and assigns to enforce their rights to indemnification under Section 8, nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give any person, other than the Parties, any right or remedies under or by reason of this Agreement.

12.4           Captions; Counterparts. The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement. This Agreement may be executed in two or more counterparts, and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document, but all of which together shall constitute one and the same instrument. Copies of executed counterparts of this Agreement transmitted by electronic transmission (including by email or in .pdf format) as well as electronically or digitally executed counterparts (such as DocuSign) shall have the same legal effect as original signatures and shall be considered original executed counterparts of this Agreement.

12.6            Severability. If any provision of this Agreement is held invalid or unenforceable by any arbitral tribunal or court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. The Parties further agree that if any provision contained herein is, to any extent, held invalid or unenforceable in any respect under the laws governing this Agreement, they shall take any actions necessary to render the remaining provisions of this Agreement valid and enforceable to the fullest extent permitted by law.

12.7            Governing Law; Submission to Jurisdiction. This Agreement and all matters arising out of or relating to this Agreement, are governed by, and construed in accordance with, the laws of Singapore, without regard to the conflict of laws provisions thereof to the extent such principles or rules would require or permit the application of the laws of any jurisdiction other than those of Singapore. Any legal suit, action, or proceeding arising out of or related to this Agreement will be instituted exclusively in the courts of the Singapore in each case located in the city of Singapore, and each Party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action, or proceeding. Service of process, summons, notice, or other document by mail to such Party's address set forth herein will be effective service of process for any suit, action, or other proceeding brought in any such court.

12.8            Waiver. Except as otherwise set forth in this Agreement, no failure to exercise, or delay in exercising, any rights, remedy, power, or privilege arising from this Agreement will operate or be construed as a waiver thereof, nor will any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege.

12.9            Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by email or by registered or certified mail (postage prepaid, return receipt requested) to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 12.9):

If to Licensor:	Mr. Darshan Hiranandani 8801, 23 Marina P.O. Box 211903 Dubai, United Arab Emirates Email: darshan@hiranandani.com

If to Licensee:	Nidar Infrastructure Limited Fourth Floor, One Capital Place P.O. Box 847 Grand Cayman KY1-1103, Cayman Islands Email: ravi@ae.henergy.com Attention: Mr. Ravi Hirisave, Director

12.10            Entire Agreement. This Agreement, including and together with any related exhibits, schedules, attachments, and appendices, constitutes the sole and entire agreement of Licensor and Licensee with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings, agreements, representations, and warranties, both written and oral, regarding such subject matter.

12.11           Waiver of Trial by Jury.  EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION BASED UPON, ARISING OUT OF OR RELATED TO THIS AGREEMENT. THIS WAIVER IS KNOWINGLY, INTENTIONALLY AND VOLUNTARILY MADE BY THE PARTIES AND EACH OF THE PARTIES ACKNOWLEDGES THAT NONE OF THE OTHER PARTIES NOR ANY PERSON ACTING ON BEHALF OF THE OTHER PARTIES HAS MADE ANY REPRESENTATION OF FACT TO INDUCE THIS WAIVER OF TRIAL BY JURY OR IN ANY WAY TO MODIFY OR NULLIFY ITS EFFECT. EACH OF THE PARTIES FURTHER ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED (OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED) IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED OF ITS OWN FREE WILL AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL. EACH OF THE PARTIES FURTHER ACKNOWLEDGES THAT IT HAS READ AND UNDERSTANDS THE MEANING AND SIGNIFICATIONS OF THIS WAIVER PROVISION.

[signature page follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the Effective Date by their respective officers thereunto duly authorized.

NIDAR INFRASTRUCTURE LIMITED

By
Name:
Title:

MR. DARSHAN HIRANANDANI

Schedule 1

Licensed Marks

Trademark	Application Number	Application Date	Registration Number	Registration Date	Owner	Country
YOTTA	4125392	22-MAR-2019	4125392	13-DEC-2019	Darshan Hiranandani	India
YOTTA	4125159	22-MAR-2019	4125159	04-AUG-2023	Darshan Hiranandani	India
YOTTA	4125390	22-MAR-2019	4125390	05-OCT-2020	Darshan Hiranandani	India
YOTTA	4125391	22-MAR-2019	4125391	01-JAN-2022	Darshan Hiranandani	India
YOTTA	88729723	17-DEC-2019	6212739	01-DEC-2020	Darshan Hiranandani	United States